EXHIBIT 10.23

Execution Version

AMENDMENT NO. 1
TO REVOLVING CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of August 30, 2024 (this “Amendment”), is made and entered into by and among VAREX IMAGING CORPORATION, a Delaware corporation (the “Parent Borrower”), VAREX IMAGING WEST, LLC, a Delaware limited liability company (together with the Parent Borrower, collectively, the “U.S. Borrowers” and each, individually, a “U.S. Borrower”), VAREX IMAGING DEUTSCHLAND AG, a German stock corporation (the “German Borrower”, and together with the U.S. Borrowers, collectively, the “Borrowers”, and each, a “Borrower”), the other Loan Parties from time to time party thereto, the undersigned financial institutions party thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and ZIONS BANCORPORATION, N.A. DBA ZIONS FIRST NATIONAL BANK (“Zions”), in its capacity as administrative agent and collateral agent for the Lenders (in such capacities, and including any successor thereto, the “Administrative Agent”).
RECITALS
A.The Lenders have previously extended a revolving credit facility to the Borrowers, in an aggregate original principal amount of $155,000,000 (the “Revolving Credit Facility”), pursuant to the terms and conditions of that certain Revolving Credit and Guaranty Agreement, dated as of March 26, 2024, by and among the Borrowers, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”).
B.The Revolving Credit Facility and all other Obligations under the Credit Agreement are secured by, among other things, that certain (i) U.S. Security Agreement, dated as of March 26, 2024, by and among U.S. Borrowers, the other Loan Parties party thereto and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time), (ii) Share Pledge Agreement, dated as of March 26, 2024, by and among VAREX IMAGING INVESTMENTS B.V., a Dutch company with limited liability incorporated under the laws of The Netherlands, the German Borrower and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time), (iii) Account Pledge Agreement, dated as of March 26, 2024, by and between the German Borrower and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time) and (iv) Security Transfer Agreement, dated as of March 26, 2024, by and between the German Borrower and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time).
C.The Obligations are guaranteed by the Loan Parties pursuant to the Guaranty set forth in Article X of the Credit Agreement.
D.The Administrative Agent, the Lenders parties hereto (which constitute Required Lenders), the Borrowers and the other Loan Parties agree to amend the Credit Agreement on the terms and subject to the conditions set forth herein and in the Credit Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals. Each party hereto hereby acknowledges the accuracy of the Recitals, which are incorporated herein by reference.
2.Defined Terms; Interpretation; Etc. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement. This Amendment constitutes a “Loan Document,” as defined in the Credit Agreement.
3.Amendments to Credit Agreement.
(a)The definition of “Consolidated Fixed Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, without duplication, the ratio of (a) Consolidated Adjusted EBITDA, less Unfinanced Capital Expenditures, less federal, state, local and foreign income taxes paid in cash, less Restricted Payments made in cash under Section 6.02 (other than Restricted Payments of Convertible Indebtedness in an amount not to exceed the greater of (x) 50% of the Consolidated Net Income of the Parent Borrower and its Subsidiaries and (y) $50,000,000), each for the period of four consecutive fiscal quarters ending on or immediately prior to such date to (b) the sum of Fixed Charges, scheduled principal payments with respect to Consolidated Total Indebtedness (other than the amounts due at the maturity thereof), and payments on Indebtedness Incurred pursuant to Section 6.01(f), each determined on a Consolidated basis for the period of four consecutive fiscal quarters ending on or immediately prior to such date.
(b)The definition of “Consolidated Total Net Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Consolidated Total Net Indebtedness” means, as of any date of determination, (a) Consolidated Total Indebtedness, minus (b) the lesser of (i) the aggregate amount of Unrestricted cash and Cash Equivalents held by the Parent Borrower and the Loan Parties in one or more deposit, investment, commodities or similar accounts; provided that 90 days after the Closing Date any such account shall only be counted under this clause (i) if such account is maintained with, or subject to the control (as defined in the UCC or as contemplated in the non-U.S. equivalent thereof) of, the Administrative Agent for the benefit of the Secured Parties, or maintained with a Cash Management Bank; provided, further, that for each of the Fiscal Quarters ending on or around September 27, 2024, January 3, 2025 and April 4, 2025, the Dollar equivalent of the amounts on deposit with Commerzbank AG and subject to that certain acknowledgement letter dated June 28, 2024 from Commerzbank AG to the Administrative Agent shall be counted in the calculation of this subclause (i), and (ii) (A) for each of the Fiscal Quarters ending on or around September 27, 2024, January 3, 2025 and April 4, 2025, $150,000,000 and (B) for any other Fiscal Quarter, $100,000,000, provided, that the amounts set forth in the foregoing subclauses (i) and (ii)(A), respectively, shall only be applicable for purposes of determining compliance with the Consolidated Total Net Leverage Ratio set forth in Section 6.12(a).

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(c)Clause (c) in the definition of “Payment Conditions” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c) with respect to any proposed Restricted Payment at any time that the Consolidated Total Net Leverage Ratio exceeds 2.50:1.00, immediately after giving effect to such Restricted Payment, such Restricted Payment does not exceed 50% of the Consolidated Net Income of the Parent Borrower and its Subsidiaries; provided, however, that if at the time of a proposed Restricted Payment involving Convertible Indebtedness the Parent Borrower’s bond price is trading at or below par (prior to any transaction fees), such Restricted Payment may instead be in an amount up to the greater of (x) 50% of the Consolidated Net Income of the Parent Borrower and its Subsidiaries and (y) $50,000,000.
4.Conditions Precedent to Closing this Amendment. This Amendment shall become effective as of the date on which the following conditions precedent are satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (such date, the “Amendment No. 1 Effective Date”) (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance reasonably satisfactory to the Administrative Agent):
(a)The Administrative Agent shall have received this Amendment and any other Loan Document to be executed on or prior to the Amendment No. 1 Effective Date which may be reasonably requested by the Administrative Agent or the Lenders in connection therewith, in each case, which may be by facsimile or other electronic image scan transmission, duly executed and delivered by each applicable party thereto.
(b)[Reserved].
(c)[Reserved].
(d)The Administrative Agent shall have received all previously invoiced fees and other amounts due and payable on or prior to the Amendment No. 1 Effective Date, including reimbursement or payment of all previously invoiced out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.
(e)Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.
(f)The representations and warranties in Section 5 of this Amendment shall be true and correct in all material respects.
5.Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent on and as of the Amendment No. 1 Effective Date that:
(a)Existence, Qualification and Power. Such Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business and this Amendment and the other Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Authorization; No Contravention. The execution, delivery and performance by such Loan Party of this Amendment and each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation

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or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any material contractual obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any Subsidiary thereof or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or any Subsidiary thereof or its property is subject or (c) violate any law in any material respect.
(c)Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, such Loan Party of this Amendment or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.
(d)Execution and Delivery; Binding Effect. This Amendment has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Loan Parties party thereto. This Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
(e)Incorporation of Representations and Warranties. The representations and warranties of the Borrowers and each other Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Amendment No. 1 Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
6.Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.
7.Waiver of Defenses and Release of Claims. Each Loan Party hereby (i) represents that neither such Loan Party nor any Affiliate or principal thereof have any defenses to or setoffs against any Obligations owing by such Loan Party, or by such Loan Party’s Affiliates or principals, to the Administrative Agent or each other Secured Party or the Administrative Agent’s or each other Secured Party’s Affiliates, nor any claims against the Administrative Agent or the other Secured Parties or the Administrative Agent’s Affiliates or other Secured Parties’ Affiliates for any matter whatsoever, related or unrelated to the Loan Documents or any Obligations, and (ii) releases the Administrative Agent, each other Secured Party, and the Administrative Agent’s and each other Secured Party’s Affiliates, officers, directors, employees, representatives and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing prior to the date hereof that such Loan Party has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of the Loan Documents. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature on or after the date hereof that are owing to the Loan Parties by the Administrative Agent or each other Secured Party or Administrative Agent’s or each other Secured Party’s Affiliates. Each Loan Party acknowledges that the Administrative Agent and each other Secured Party have been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this Section.

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8.Miscellaneous.
(a)Amendment, Modification and Waiver. This Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.
(b)Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(c)Governing Law. This Amendment and any claims controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Utah.
(d)Incorporation of Credit Agreement Provisions. Section 9.03 (Expenses; Indemnity; Damage Waiver), Section 9.07 (Severability), Section 9.09(b) (Jurisdiction), Section 9.09(c) (Waiver of Venue), Section 9.09(d) (Service of Process), and Section 9.10 (WAIVER OF JURY TRIAL) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein.
(e)Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. PURSUANT TO UTAH CODE SECTION 25-5-4, THE LOAN PARTIES ARE NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE ADMINISTRATIVE AGENT, THE LENDERS AND THE LOAN PARTIES, AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. Except as provided in Section 4 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
(f)Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(g)Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

VAREX IMAGING CORPORATION, as the Parent Borrower
By: /s/ Sunny S. Sanyal
Name: Sunny S. Sanyal
Title: Chief Executive Officer
VAREX IMAGING WEST, LLC, as a U.S. Borrower
By: /s/ Sunny S. Sanyal
Name: Sunny S. Sanyal
Title: Chief Executive Officer
VAREX IMAGING DEUTSCHLAND AG, as the German Borrower
By: /s/ Marcus Kirchoff
Name: Marcus Kirchoff
Title: Member of the Executive Board

SIGNATURE PAGE TO AMENDMENT NO. I TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

VAREX IMAGING INVESTMENTS B.V., as a Guarantor, represented by

By: /s/ Kimberley E. Honeysett
Name: Kimberley E. Honeysett
Title: Director
VAREX IMAGING AMERICAS CORPORATION, as a Guarantor
By: /s/ David Van Woerkom
Name: David Van Woerkom
Title: Treasurer
VAREX IMAGING HOLDINGS, INC., as a Guarantor
By: /s/ Sunny S. Sanyal
Name: Sunny S. Sanyal
Title: President
VAREX IMAGING WEST HOLDINGS, INC., as a Guarantor
By: /s/ David Van Woerkom
Name: David Van Woerkom
Title: Treasurer
VIRTUAL MEDIA INTEGRATION, LLC, as a Guarantor
By: VAREX IMAGING CORPORATION, its sole member
By: /s/ Sunny S. Sanyal
Name: Sunny S. Sanyal
Title: President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

ZIONS BANCORPORATION, N.A.
DBA ZIONS FIRST NATIONAL BANK,
as a Lender and as the Administrative Agent
By: /s/ Jason Shurtleff
Name: Jason Shurtleff
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

UMB BANK, N.A., as a Lender
By: /s/ Ben Johnson
Name: Ben Johnson
Title: Senior VP

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Nate Quist
Name: Nate Quist
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

HSBC BANK USA, N.A., as a Lender
By: /s/ David Sanders
Name: David Sanders
Title: SVP, Global Relationship Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Matt S Dent
Name: Matt S Dent
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (VAREX IMAGING CORPORATION)